Exhibit 21.1

                                            SUBSIDIARIES OF THE REGISTRANT

                 Jurisdiction of
                     Entity                            Organization           Name Under Which Subsidiary Does Business
--------------------------------------------------- ------------------- ----------------------------------------------------
Alaska United Fiber System Partnership                    Alaska        Alaska United Fiber System Partnership, Alaska
                                                                        United Fiber System, Alaska United

GCI Communication Corp.                                   Alaska        GCI, GCC, GCICC, GCI Communication Corp.

GCI Cable, Inc.                                           Alaska        GCI Cable, GCI Cable, Inc.

GCI Holdings, Inc.                                        Alaska        GCI Holdings, Inc.

Potter View Development Co., Inc.                         Alaska        Potter View Development Co., Inc.

GCI Cablesystems of Alaska, Inc.                          Alaska        GCI Cablesystems of Alaska, Inc., Rogers Cable

GCI American Cablesystems, Inc.                           Delaware      GCI American Cablesystems, Inc.

GCI Fiber Communication, Co., Inc.                        Alaska        GCI Fiber Communication, Co., Inc., GFCC,  Kanas

WOK 1, Inc.                                               Alaska        WOK 1

WOK 2, Inc.                                               Alaska        WOK 2